SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) November 3, 2011

WINTHROP REALTY TRUST
(Exact Name of Registrant as Specified in Its Charter)

Ohio
(State or Other Jurisdiction of Incorporation)

001-06249	34-6513657
(Commission File Number)	(I.R.S. Employer Identification No.)

7 Bulfinch Place, Suite 500, P.O. Box 9507, Boston, Massachusetts	02114
(Address of Principal Executive Offices)	(Zip Code)

(617) 570-4614
(Registrant's Telephone Number, Including Area Code)

n/a
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFT|R 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On November 3, 2011, a newly-formed joint venture between Winthrop Realty Trust (“Winthrop”) and a subsidiary of New Valley LLC, a wholly owned subsidiary of Vector Group Ltd., consummated the acquisition of a $117.9 million C note for a purchase price of $96.7 million (the “C Note”).  The C Note was acquired from Wells Fargo Bank, National Association, as successor by merger to Wachovia Bank, National Association, an unaffiliated third party.  The C Note is the most junior tranche of a $798.0 million first mortgage loan originated in July 2007 which is collateralized by a 4.5 million square foot, 31 property portfolio of office properties situated throughout southern California.  The C Note bears interest at a rate per annum of LIBOR plus 310 basis points, requires payments of interest only and matures on August 9, 2012.

As the holder of the C-Note, so long as the value of the underlying properties is at least equal to the A Note, B Note and 25% of the C Note, the joint venture has consent rights with respect to material decisions with respect to the loan including instituting a foreclosure and substantive amendments to the terms of the loan including term extension, reduction of interest rate, forgiveness of interest, and forgiveness of principal.

Winthrop initially invested approximately $72.0 million and owns an approximately 74% interest in the joint venture.  Pursuant to the terms of the joint venture agreement, Winthrop is permitted to reduce its investment in the C Note by transferring up to 49% of its equity interest in the joint venture to a third party.

Item 2.02 Results of Operations and Financial Condition

On November 3, 2011, Winthrop Realty Trust issued a press release announcing its financial results for the three and nine months ended September 30, 2011.  A copy of the release is furnished as Exhibit 99.1 to this Report on Form 8-K.

The information in this section of this Report on Form 8-K and Exhibit 99.1 attached hereto shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 7.01. Regulation FD Disclosure.

On November 3, 2011, Winthrop made available supplemental information, which we refer to as the Supplemental Reporting Package, concerning Winthrop’s operations and portfolio for the quarter ended September 30, 2011.  A copy of the Supplemental Reporting Package is furnished herewith as Exhibit 99.2.

Also on November 3, 2011, management discussed Winthrop’s financial results for the quarter ended September 30, 2011 on a conference call with analysts and investors.  A transcript of the conference call is furnished herewith as Exhibit 99.3.

The information in this section of this Report on Form 8-K and Exhibits 99.2 and 99.3 attached hereto shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 8.01. Other Events

On November 3, 2011, Winthrop announced that our Board of Trustees has declared a regular quarterly dividend of $0.1625 per common share which dividend is payable on January 17, 2012 to common shareholders of record on December 30, 2011.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

99.1	Press Release dated November 3, 2011
99.2	Supplemental Reporting Package for the quarter ended September 30, 2011
99.3	Transcript of conference call held November 3, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 4th day of November, 2011.

WINTHROP REALTY TRUST

By:	/s/ Michael L. Ashner
Michael L. Ashner
Chairman and Chief Executive Officer